EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated July 10, 2014 relating to the financial statements of ProQR Therapeutics B.V., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

August 14, 2014